                                  EXHIBIT 99.1

   UNAUDITED CONSOLIDATED PRO FORMA INFORMATION OF DUSA PHARMACEUTICALS, INC.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2005, and the three-months ended March 31, 2006 have been prepared as if the acquisition of Sirius Laboratories ("Sirius") had occurred on January 1 of each year.

The pro forma adjustments are based upon available information and certain assumptions that DUSA Pharmaceuticals, Inc. ("DUSA") management believes is reasonable. The allocation of the purchase price is preliminary and changes are expected as additional information becomes available. As a result, actual operating results, including actual amortization, could differ materially from those reflected in the unaudited pro forma condensed consolidated financial statements included herein. In management's opinion, all material adjustments necessary to reflect the effect of this transaction have been made. The unaudited pro forma condensed consolidated data supplements the pro forma financial information that was included in our Current Report on Form 8-K/A, which was filed with the SEC on May 9, 2006 and should be read in conjunction therewith.

The pro forma statements of operations are based on the historical results of operations of DUSA and Sirius for the year ended December 31, 2005, and for the three months ended March 31, 2006, or through the date of acquisition for Sirius (March 10, 2006). The pro forma statement of operations and the accompanying notes thereto should be read in conjunction with and are qualified by DUSA's historical consolidated financial statements and notes thereto.

The pro forma financial information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the combined company after the acquisition of Sirius, or of the financial position or results of operations of the combined company that would have actually occurred had the acquisition of Sirius been effected on January 1, 2005 or January 1, 2006.

Pro Forma Adjustments

The acquisition of Sirius Laboratories (the "Acquisition") is being accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"), whereby the total cost of the Acquisition has been allocated to tangible and intangible net assets acquired based upon determined fair values at the effective date of the Acquisition (the "Acquisition Date"). The following table summarizes the determined fair values of the assets acquired and liabilities assumed at the Acquisition Date.



                                                  ACQUIRED FROM SIRIUS
                                                  --------------------
          Current assets, excluding inventory         $ 1,845,249
          Inventory                                     2,113,960
          Goodwill                                      6,484,454
          In-process research and development           1,600,000
          Intangibles                                  17,160,000
          Other assets                                     75,174
                                                      -----------

          Total assets acquired                        29,278,837
                                                      -----------
          Total liabilities assumed                     2,830,656
                                                      -----------
          Fair value of net assets acquired           $26,448,181
                                                      ===========

The goodwill is not subject to amortization and the amount assigned to goodwill is not deductible for tax purposes.

In connection with the acquisition of Sirius, DUSA allocated $1.6 million of the purchase price to in-process research and development. This allocation represents the estimated fair value based on risk-adjusted cash flows related to product development projects. At the date of acquisition, the development of these projects had not yet reached technological feasibility and the research and development ("R&D") in progress had no alternative future uses. Accordingly, these costs were expensed as of the acquisition date. Intangible assets of $17.1 million is comprised of core/developed technology with an estimated useful life of approximately 9.8 years.

The acquisition was funded with DUSA common stock and cash. The purchase price reported on the pro forma balance sheet includes approximately $412,000 in accrued acquisition costs as of March 10, 2006, associated with the transaction. The purchase price paid by DUSA in the acquisition was $26.8 million, net of cash received of $485,000, which consisted of 2,396,245 shares of DUSA common stock as well as a cash payment of $8,000,000. The cash portion of the purchase price was paid by DUSA at the acquisition date. The estimated reduction in interest income resulting from this use of cash has been reflected in the pro forma adjustments for the year ended December 31, 2005.

DUSA PHARMACEUTICALS, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE-MONTHS ENDED MARCH 31, 2006

                                                   DUSA             SIRIUS          PRO
                                             PHARMACEUTICALS,   LABORATORIES,      FORMA
                                            INC. (HISTORICAL)      INC. (a)     ADJUSTMENTS      COMBINED
                                            -----------------   -------------   -----------     ----------
Net revenues                                    4,750,520         2,917,660                      7,668,180
Cost of revenues                                1,790,759           385,627        335,270(b)
                                                                                  (196,049)(f)   2,315,607
GROSS PROFIT                                    2,959,761         2,532,033       (139,221)      5,352,573
Research and development                        1,510,731                                        1,510,731
In-process research and development             1,600,000                       (1,600,000)(e)           0
Selling, general, and administrative            4,760,975         1,604,436                      6,365,411
TOTAL EXPENSES                                  7,871,706         1,604,436     (1,600,000)      7,876,142
INCOME (LOSS) FROM OPERATIONS                  (4,911,945)          927,597      1,460,779      (2,523,569)
Other income (expense)                            271,636            13,261        (75,000)(c)     209,897
NET INCOME (LOSS)                              (4,640,309)          940,858      1,385,779      (2,313,672)
Net income (loss) per common share:
   Basic and diluted                                (0.26)                                           (0.12)
Weighted average shares used in per share
   calculation
   Basic and diluted                           17,629,292                        1,810,607(d)   19,439,899

(a) Statement of Operations for Sirius Laboratories, Inc. from January 1, 2006 through March 10, 2006 (date of acquisition)

(b) Amortization of intangibles as if acquisition had occurred on January 1, 2006.

(c) Decrease in interest income resulting from the cash consideration paid in the acquisition of $8 million.

(d) Additional shares issued as consideration in the acquisition, including 422,892 placed in the liability escrow account.

(e) The pro-forma financial statements do not include a one-time non-recurring charge of $1.6 million resulting from in-process research & development from the acquisition.

(f) The pro-forma financial statements do not include a $196,049 non-recurring charge for increased cost of goods sold resulting from the purchase accounting fair value adjustment to inventory ($1.8 million will be recognized in the twelve months following the date of acquisition).

DUSA PHARMACEUTICALS, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005

                                                   DUSA             SIRIUS          PRO
                                             PHARMACEUTICALS,   LABORATORIES,      FORMA
                                            INC. (HISTORICAL)        INC.       ADJUSTMENTS      COMBINED
                                            -----------------   -------------   -----------    -----------
Net revenues                                    11,337,461        10,155,444                    21,492,905
Cost of revenues                                 6,213,601         1,472,441     1,749,236(g)    9,435,278
GROSS PROFIT                                     5,123,860         8,683,003    (1,749,236)     12,057,627
Research and development                         5,587,599                                       5,587,599
Selling, general, and administrative            15,772,031         7,678,060                    23,450,091
Restructuring                                      150,917                                         150,917
TOTAL EXPENSES                                  21,510,547         7,678,060                    29,188,607
INCOME (LOSS) FROM OPERATIONS                  (16,386,687)        1,004,943    (1,749,236)    (17,130,980)
Other income (expense)                           1,387,978           (22,475)     (400,052)(h)     965,451
NET INCOME (LOSS)                              (14,998,709)          982,468    (2,149,288)    (16,165,529)
Net income (loss) per common share:
   Basic and diluted                                 (0.89)                                          (0.84)
Weighted average shares used in per share
   calculation
   Basic and diluted                            16,932,138                       2,396,245(i)   19,328,383

(g) Amortization of intangible assets as if acquisition had occurred on January 1, 2005.

(h) Decrease in interest income resulting from the cash consideration paid in the acquisition of $8.0 million.

(i) Additional shares issued as consideration in the acquisition, including 422,892 placed in the liability escrow account.

The pro-forma financial statements do not include a non-recurring charge of $1.6 million resulting from in-process research and development from the acquisition.

The pro-forma financial statements do not include a non-recurring charge for increased cost of goods sold resulting from the purchase accounting fair value adjustment to inventory,